                                                                 EXHIBIT m(2)(h)


                                 AMENDMENT NO. 7
                        TO THE FIRST AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                                       OF
                              AIM INVESTMENT FUNDS

                                (CLASS B SHARES)
                            (SECURITIZATION FEATURE)

The First Amended and Restated Master Distribution Plan (the "Plan"), dated as of December 31, 2000, pursuant to Rule 12b-1 of AIM Investment Funds, a Delaware statutory trust, is hereby amended as follows:

Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                            MASTER DISTRIBUTION PLAN
                                       OF
                              AIM INVESTMENT FUNDS

                                (CLASS B SHARES)
                               (DISTRIBUTION FEE)


                                            MAXIMUM           MAXIMUM             MAXIMUM
                                          ASSET-BASED         SERVICE            AGGREGATE
          FUND                           SALES CHARGE          FEE                  FEE
          ----                           ------------      -----------       -----------------

AIM Developing Markets Fund                    0.75%            0.25%            1.00%
AIM Global Energy Fund                         0.75%            0.25%            1.00%
AIM Global Financial Services Fund             0.75%            0.25%            1.00%
AIM Global Health Care Fund                    0.75%            0.25%            1.00%
AIM Global Science and Technology Fund         0.75%            0.25%            1.00%
AIM Libra Fund                                 0.75%            0.25%            1.00%"

All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated: June 23, 2003
      --------

                                           AIM INVESTMENT FUNDS
                                           (on behalf of its Class B Shares)


Attest: /s/ JOHN H. LIVELY                 By: /s/ ROBERT H. GRAHAM
       ---------------------                  ----------------------------------
       Assistant Secretary                    Robert H. Graham
                                              President